Exhibit 10.9

Assignment Agreement

This Assignment Agreement is made on the date of January 4, 2008, by and among HK Frank Education Investment and Management Limited, a limited liability company incorporated under the laws of Hong Kong (“HK Frank”), Michael Qu a citizen of Singapore, Min Hu, a citizen of PRC, Zhengmao Hu, a citizen of PRC.

WHEREAS, Michael Qu actually loaned Min Hu and Zhengmao Hu in the amount of RMB 15,000,000 for establishment of Beijing Frank Education Investment and Management Co., Ltd in 2004.

WHEREAS, after HK Frank was established, Michael Qu assigns HK Frank his creditor rights due from Min Hu and Zhengmao Hu in the amount of RMB 15,000,000.

It is agreed as follows:

1.	Michael Qu loaned Min Hu and Zhengmao Hu in the amount of RMB15,000,000 in 2004, and,

2.	Michael Qu agrees to assign HK Frank his creditor rights due from Min Hu and Zhengmao Hu in the amount of RMB 15,000,000. HK Frank hereby confirms to accept such assignment. HK Frank’s outstanding payment to Michael Qu is RMB15,000,000 with interests-free and no securities for twenty years.

3.	This Assignment Agreement became effective upon due execution.

Signature:

HK Frank Education Investment and Management Limited (with Chop)

Michael Qu /s/

Min Hu /s/

Zhengmao Hu /s/